Joint Filer Information

Each of the following joint filers has designated Crestview Partners (Cayman), L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.	Crestview Partners (TE), L.P.
c/o Crestview Partners GP, L.P.
667 Madison Avenue
New York , NY 10065

2.	Crestview Partners (Cayman), Ltd.
c/o Crestview Partners GP, L.P.
667 Madison Avenue
New York , NY 10065

Issuer and Ticker Symbol: FBCM

Date of Event Requiring Statement:  March 4, 2009

CRESTVIEW PARTNERS (CAYMAN), L.P. CRESTVIEW PARTNERS (TE), L.P.

By:	Crestview Partners GP, L.P., as General Partner

	By:	Crestview, L.L.C., as General Partner

		By:	/s/ Thomas S. Murphy Jr
Name: Thomas S. Murphy Jr

CRESTVIEW PARTNERS (CAYMAN), LTD.

By:	Crestview Partners GP, L.P., as Sole Member

	By:	Crestview, L.L.C., as General Partner

		By:	/s/ Thomas S. Murphy Jr
Name: Thomas S. Murphy Jr :